Exhibit 10.6

THIRD AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

August 31, 2012

i

6.06	Outside Activities	35
6.07	Employment or Retention of Affiliates	36
6.08	Reserved	36
6.09	Title to Partnership Assets	36
6.10	Miscellaneous	37

ARTICLE VII TRANSFERS OF GENERAL PARTNERSHIP INTERESTS		37
7.01	Transfers of General Partnership Interests	37
7.02	Admission of a Substitute or Additional General Partner	39
7.03	Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner	39
7.04	Removal of a General Partner	40

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		41
8.01	Management of the Partnership	41
8.02	Power of Attorney	41
8.03	Limitation on Liability of Limited Partners	41
8.04	Ownership by Limited Partner of Corporate General Partner or Affiliate	42
8.05	Exchange Right	42
8.06	Call Right	44
8.07	Duties and Conflicts	45

ARTICLE IX TRANSFERS OF LIMITED PARTNERSHIP INTERESTS		45
9.01	Purchase for Investment	45
9.02	Restrictions on Transfer of Limited Partnership Interests	46
9.03	Admission of Substitute Limited Partner	47
9.04	Rights of Assignees of Partnership Interests	49
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	49
9.06	Joint Ownership of Interests	49

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		50
10.01	Books and Records	50
10.02	Custody of Partnership Funds; Bank Accounts	50
10.03	Fiscal and Taxable Year	50
10.04	Annual Tax Information and Report	50
10.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments	51
10.06	Reports to Limited Partners	51

ARTICLE XI AMENDMENT OF AGREEMENT; MEETINGS		52
11.01	Amendment	52
11.02	Meetings of Partners	52

ARTICLE XII MERGER, EXCHANGE OR CONVERSION		54
12.01	Merger, Exchange or Conversion of Partnership	54
12.02	Approval of Plan of Merger, Exchange or Conversion	55
12.03	Rights of Dissenting Limited Partners	56
12.04	Roll-Up Transactions	57

ii

ARTICLE XIII GENERAL PROVISIONS		58
13.01	Notices	58
13.02	Survival of Rights	58
13.03	Additional Documents	58
13.04	Severability	58
13.05	Entire Agreement	58
13.06	Pronouns and Plurals	58
13.07	Headings	58
13.08	Counterparts	58
13.09	Governing Law	59
13.10	Arbitration	59
13.11	Vote of Affiliated Limited Partners	60
13.12	Acknowledgement as to Exculpation and Indemnification	60

EXHIBIT A – Partners’ Capital Contributions, Partnership Units

EXHIBIT B – Notice of Exercise of Exchange Right

EXHIBIT C – Call Notice

EXHIBIT D – LTIP Units

EXHIBIT E – Notice of Election to Convert LTIP Units

EXHIBIT F – Notice of Election to Force Conversion of LTIP Units

iii

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP

August 31, 2012

This Third Amended and Restated Agreement of Limited Partnership (this “Agreement”) is entered into effective as of August 31, 2012 by and among BHR, Inc., a Delaware corporation (the “General Partner”), BHR Business Trust, a Maryland business trust (“BHR Business Trust”), BHR Partners, LLC, a Delaware limited liability company (“BHR Partners” and, collectively with BHR Business Trust, the “Original Limited Partners”), Behringer Harvard REIT I, Inc., a Maryland corporation (the “Company”), the McCormick Family Trust 1/20/82, a California trust, Gary S. Carr, an individual, and the Limited Partner(s) set forth or which may, in the future, be set forth on Exhibit A hereto, as amended from time to time, with respect to Behringer Harvard Operating Partnership I LP  (the “Partnership”), a limited partnership formed under the laws of the State of Texas, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Texas effective as of June 27, 2002.

RECITALS

WHEREAS, the General Partner and the Limited Partners have entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 1, 2007 (the “Second Agreement”);

WHEREAS, Section 14.1 of the Second Agreement provides that the General Partner and a majority in interest of the Limited Partners may amend the Second Agreement; and

WHEREAS, the General Partner and a majority in interest of the Limited Partners have consented to the adoption of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

AGREEMENT

ARTICLE I

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Texas Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03 hereof.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.02 hereof and who is shown as such on the books and records of the Partnership.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.02(a)(ii).

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, any expenses of the Company that are paid or incurred by the Company or any of its Affiliates on behalf of the General Partner and reimbursable by the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the Company directly.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to its Articles of Incorporation and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Agreed Value” means (i) the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner as of the date of contribution as set forth on Exhibit A hereto, as it may be amended from time to time, or (ii) in the case of any contribution or distribution of property other than cash not set forth on Exhibit A, the fair market value of such property as determined by the General Partner at the time such property is contributed or distributed, reduced by liabilities either assumed by the Partnership or Partner upon such contribution or distribution or to which such property is subject when the property is contributed or distributed.

“Agreement” means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented and/or restated from time to time, including by way of adoption of a Certificate of Designations, including any exhibits attached hereto.

“Articles of Incorporation” means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.

“Book-Up Target” for an LTIP Unit means (i) initially, the Common Unit Economic Balance as determined on the date such LTIP Unit was granted and (ii) thereafter, as of any determination date, the remaining amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance.  Notwithstanding the foregoing, the Book-Up Target shall be zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has at any time reached an amount equal to the Common Unit Economic Balance determined as of such time.

“Call Notice” means a Call Notice, as defined in Section 8.06(a) hereof and substantially in the form of Exhibit C hereto.

“Call Right” has the meaning provided in Section 8.06(a) hereof.

“Call Right Units” has the meaning provided in Section 8.06(a) hereof.

“Capital Account” has the meaning provided in Section 5.02 hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Capital Transaction” has the meaning set forth in Section 1.12(a) of Exhibit D hereto.

“Cash Amount” means an amount of cash equal to the Value of the REIT Shares Amount on the date of receipt by the General Partner of an Exchange Notice.

“Certificate” means any instrument or document that is required under the laws of the State of Texas, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Texas or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner from or to the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Texas or such other jurisdiction.

“Certificate of Designations” means an amendment to this Agreement that sets forth the designations, rights, powers, duties and preferences of Holders of any Partnership Interests issued pursuant to Section 4.02, which amendment is in the form of a certificate signed by the General Partner and appended to this Agreement.  A Certificate of Designations is not the exclusive manner in which such an amendment may be effected.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder.  To the extent consistent with the purpose and intent of the relevant provisions of this Agreement, any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any succeeding law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Partnership Unit other than an LTIP Unit.

“Common Unit Economic Balance”  means (i) the Capital Account balance of the Company Group, plus the amount of the Company Group’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the Company Group’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.01(i), divided by (ii) the number of the Company Group’s Common Units.

“Common Unitholder” means a Partner that holds Common Units.

“Company” means Behringer Harvard REIT I, Inc., a Maryland corporation.

“Company Group” means the Company and, so long as it is disregarded from the Company for federal income tax purposes (whether as a Qualified REIT Subsidiary, a grantor trust, or a disregarded entity), each of BHR, Inc., BHR Partners, BHR Business Trust, and BHR BT, Inc.  Because the Company will be treated as the owner for U.S. federal income tax purposes of any Partnership Interests owned by any member of the Company Group, the Partnership shall maintain a Capital Account (and an associated Adjusted Capital Account and Economic Capital Account Balance) for the Company Group as a whole, and any references herein to the Partners’ Capital Accounts, Adjusted Capital Accounts or Economic Capital Account Balances shall be interpreted to include the Company Group’s Capital Account, Adjusted Capital Account or Economic Capital Account Balance, as applicable.

“Competent Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Advisor, the General Partner or the Partnership who is engaged to a substantial extent in the business of rendering opinions regarding the value of the assets of the type held by the Partnership and who is qualified to perform such work.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

“Conversion Factor” means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date, and provided further, that in the event that an entity other than an Affiliate of the Company shall become General Partner pursuant to any merger, consolidation or combination of the Company with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination; and provided further, however, that if the General Partner, in its sole and absolute discretion, causes the Partnership to make a distribution of Partnership Units or to subdivide or combine the outstanding Partnership Units in order to give equivalent effect to a dividend or distribution of REIT Shares or a subdivision or combination or REIT Shares, then the Conversion Factor shall remain the factor which it was immediately prior to such dividend or distribution of REIT Shares or subdivision or combination of REIT Shares.

“Dissenting Limited Partner” has the meaning provided in Section 12.03(a) hereof.

“Economic Capital Account Balance” with respect to a Partner means an amount equal to its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; and (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Exchange Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the Company in its sole and absolute discretion pursuant to Section 8.05(b) hereof.

“Exchange Notice” means a Notice of Exercise of Exchange Right, as defined in Section 8.05(a) hereof and substantially in the form of Exhibit B hereto.

“Exchange Right” has the meaning provided in Section 8.05(a) hereof.

“Exchanging Partner” has the meaning provided in Section 8.05(a) hereof.

“General Partner” means BHR, Inc., a Delaware corporation, in its capacity as the general partner of the Partnership, or any Person who becomes a successor general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner.  A General Partner Interest may be expressed as a number of Partnership Units.

“General Partner Loan” has the meaning set forth in Section 5.06(b) hereof.

“Holder” means either a Partner or an Assignee owning a Partnership Unit.

“Holding Period” means, with respect to Partnership Units acquired by Additional Limited Partners hereunder, the period commencing on the date of issuance of such Units through and including the fourth anniversary of such date of acquisition.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner, as the sole owner of all of the voting securities of the General Partner, or a director, officer or employee of the General Partner or the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“Independent Director” means a member of the board of directors of the Company who is not on the date of determination, and within the last two (2) years from the date of determination has not been, directly or indirectly associated with the Company, the Sponsor or the Advisor or any of their respective Affiliates by virtue of (i) ownership of an interest in the Sponsor or the Advisor or any of their respective Affiliates, other than the Company, (ii) employment by the Company, the Sponsor or the Advisor or any of their respective Affiliates,

(iii) service as an officer or director of the Sponsor or the Advisor or their respective Affiliates, other than as a director of the Company, (iv) performance of services, other than as a director of the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Company, the Sponsor or the Advisor or any of their respective Affiliates.  A business or professional relationship is considered “material” if the gross revenue derived by the director from the Sponsor and the Advisor and their Affiliates exceeds five percent (5%) of either the director’s annual gross income during either of the last two (2) years or the director’s net worth on a fair market value basis.  An indirect relationship with the Sponsor or the Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor or the Advisor, any of their respective Affiliates or the Company.

“IRS” means the U.S. Internal Revenue Service.

“Joint Venture” means any joint venture or partnership arrangement in which the Partnership is a co-venturer or general partner established to acquire or hold Properties, Mortgages or other investments of the Company.

“Limited Partner” means the Original Limited Partners, any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner in such person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“Liquidating Event” has the meaning set forth in Section 2.04 hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the book value of Partnership assets under Section 5.02 hereof.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net loss realized in connection with an adjustment to the book value of Partnership assets under Section 5.02 hereof.

“Loss” has the meaning provided in Section 5.01(f) hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit D hereof and elsewhere in this Agreement in respect of the LTIP Unit Limited Partner.

“LTIP Unit Adjustment Events” has the meaning set forth in Section 1.7 of Exhibit D hereto.

“LTIP Unit Conversion Date” has the meaning set forth in Section 1.8(c) of Exhibit D hereto.

“LTIP Unit Conversion Notice” has the meaning set forth in Section 1.8(c) of Exhibit D hereto.

“LTIP Unit Conversion Right” has the meaning set forth in Section 1.8(a) of Exhibit D hereto.

“LTIP Unit Distribution Participation Date” means, for any LTIP Unit, the date of issuance or such other date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued.

“LTIP Unit Forced Conversion” has the meaning set forth in Section 1.9 of Exhibit D hereto.

“LTIP Unit Forced Conversion Notice” has the meaning set forth in Section 1.9 of Exhibit D hereto.

“LTIP Unit Limited Partner” means any Person that holds LTIP Units and is named as an LTIP Unit Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, to the extent applicable to the holding of such LTIP Units.

“Mortgage” means, in connection with mortgage financing provided, invested in or purchased by the Partnership, any note, deed of trust, security interest or other evidence of indebtedness or obligations, which is secured or collateralized by real property owned by the borrower under such note, deed of trust, security interest or other evidence of indebtedness or obligations.

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Net Capital Proceeds” means the net cash proceeds received by the Partnership in connection with (i) any Sale, (ii) any borrowing or refinancing of borrowing(s) by the Partnership, (iii) any condemnation or deeding in lieu of condemnation of all or a portion of any Property, (iv) any collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award; or (v) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature, in each case, after deduction of (a) all costs and expenses incurred by the Partnership with regard to such transactions (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such transaction or which the General Partner elects to pay out of the proceeds of such transaction, together with accrued interest and premium, if any, thereon and any sales commissions or other costs or expenses due and payable to any Person in connection therewith, including to a Partner or its Affiliates), and (b) all amounts expended by the Partnership for the acquisition of additional Properties, Mortgages or other investments or for capital repairs or improvements to any Property with such cash proceeds.

“Offer” has the meaning set forth in Section 7.01(c)(ii) hereof.

“Offering” means the offer and sale of REIT Shares to the public by the Company.

“Original Limited Partners” means the Limited Partners designated as such on Exhibit A hereto.

“Partner” means any General Partner or Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i).  A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Behringer Harvard Operating Partnership I LP, a Texas limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  There may be one or more classes or series or Partnership Interests as provided in Section 4.02.  A Partnership Interest may be expressed as a number of Partnership Units.  Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series.  The Partnership Interests represented by the Common Units and the LTIP Units are separate classes of Partnership Interests for all purposes of this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2).  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.06 hereof, which record date shall be the same as the record date established by the Company for a distribution to its stockholders.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder.  The number of Partnership Units outstanding and (in the case of Common Units and LTIP Units) the Percentage Interest in the Partnership represented by such Partnership Units are set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Percentage Interest” means, with respect to any Partner owning Common Units and/or LTIP Units, the percentage represented by a fraction, the numerator of which is the number of Common Units and LTIP Units then owned by such Partner, and the denominator of which is the total number of Common Units and LTIP Units then owned by all of the Partners; provided that, for purposes of allocations and distributions (i) prior to the LTIP Unit Distribution Participation Date for any LTIP Units, the Percentage Interest will be calculated without including such LTIP Units in either the numerator or the denominator and (ii) prior to the Special LTIP Unit Full Participation Date for any Special LTIP Unit, the Percentage Interest will be calculated by only including a number of such Special LTIP Units equal to the number of such Special LTIP Units outstanding multiplied by the Special LTIP Unit Sharing Percentage for such Special LTIP Units.

“Person” means an individual, corporation, partnership (whether general or limited), limited liability company, trust, estate, unincorporated organization, association, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Profit” has the meaning provided in Section 5.01(f) hereof.

“Property” means any office, industrial or other commercial real property in which the Partnership holds an ownership interest, either directly or pursuant to the Partnership’s ownership of an interest in a subsidiary which owns an interest in any such office, industrial or other commercial real property.

“Prospectus” means the final prospectus, as amended or supplemented, that is delivered to purchasers of REIT Shares in the Offering.

“Qualified REIT Subsidiary” means any Subsidiary of the Company that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Regulations” means the U.S. federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including any corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.01(g) hereof.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Company and any Subsidiaries (other than the Partnership) thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of “Company”), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Company, (ii) costs and expenses relating to (A) any registration and public offering of securities by the Company, the net proceeds of which were used to make a contribution to the Partnership, and (B) all statements and reports incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the

Company, (iv) costs and expenses associated with the preparation and filing, of any periodic or other reports and communications by the Company under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any section 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the Company, (vii) costs and expenses incurred by the Company relating to any issuance or redemption of Partnership Interests or REIT Shares, and (viii) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock in the Company (or Successor Entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to Rights.

“Sale” means any transaction or series of transactions whereby (i) the Partnership directly or indirectly (except as described in other subsections of this definitions) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Partnership as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (iv) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards, or (v) the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other asset (other than investments in bank accounts, money market funds or other current assets) not previously described in this definition or any portion thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Special LTIP Unit” means an LTIP Unit designated as a “Special LTIP Unit” as set forth in the documentation pursuant to which such LTIP Unit is granted.

“Special LTIP Unit Full Participation Date” means, for a Special LTIP Unit, the date specified as such in the documentation pursuant to which such Special LTIP Unit is granted.

“Special LTIP Unit Sharing Percentage” means, with respect to a Special LTIP Unit, ten percent (10%) or such other percentage designated as the Special LTIP Unit Sharing Percentage for such Special LTIP Unit as set forth in the documentation pursuant to which such Special LTIP Unit is granted.

“Specified Exchange Date” means the first business day of the month first occurring after the expiration of 60 business days from the date of receipt by the General Partner of the Exchange Notice.

“Sponsor” means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will manage or participate in the management of the Company, and any Affiliate of any such Person, other than a Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership, limited liability company or other entity taxed as a partnership for federal income tax purposes in which interests are owned by the Company or by a wholly-owned Subsidiary or Subsidiaries of the Company.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning provided in the definition of “Conversion Factor” contained herein.

“Survivor” has the meaning set forth in Section 7.01(d) hereof.

“Target Balance” has the meaning set forth in Section 5.01(i) hereof.

“Transaction” has the meaning set forth in Section 7.01(c) hereof.

“Transfer” has the meaning set forth in Section 9.02(a) hereof.

“Transfer Restriction Date” means the effective date upon which Behringer Advisors LP, a Texas limited partnership, shall cease acting as the advisor to the Company under the terms of an advisory agreement entered into between Behringer Advisors LP and the Company.

“Unaffiliated Percentage Interest” means a Percentage Interest held by a Limited Partner that is not an Affiliate of the Company.

“Unvested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit D hereto.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive trading days immediately preceding the date as of which such Value is to be determined.  The market price for each such trading day shall be: (i) if the security is listed or admitted to trading on any securities exchange, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the security is not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the security is not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.  In the event the security includes any additional rights, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 1.2 of Exhibit D hereto.

“Vesting Agreement” has the meaning set forth in Section 1.2 of Exhibit D hereto.

ARTICLE II

PARTNERSHIP FORMATION AND IDENTIFICATION

2.01        Formation.  The Partnership is a limited partnership formed pursuant to the Act and upon the terms and conditions set forth in this Agreement.  The Partnership shall continue upon the execution of this Agreement.

2.02        Name, Office and Registered Agent.  The name of the Partnership is “Behringer Harvard Operating Partnership I LP”  The registered office and principal place of business of the Partnership shall be 15601 Dallas Pkwy., Suite 600, Addison, Texas 75001.  The General

Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name and address of the Partnership’s registered agent is CT Corporation System, 350 North St. Paul, Dallas, Texas 75201.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.03        Partners.

(a)           The General Partner of the Partnership is BHR, Inc., a Delaware corporation.  Its principal place of business is the same as that of the Partnership.

(b)           The Limited Partners are those Persons identified as Limited Partners (including the Original Limited Partners) on Exhibit A hereto, as it may be amended from time to time.

2.04        Term and Dissolution.

(a)           The term of the Partnership shall continue in full force and effect until December 31, 2054, except that the Partnership shall be dissolved earlier upon the first to occur of any of the following events (“Liquidating Events”):

(i)            the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof, provided, that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners thereof, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii)           the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full);

(iii)          the exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner); or

(iv)          the election by the General Partner that the Partnership should be dissolved.

(b)           Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.05        Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file, at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06        Certificates Describing Partnership Units.  At the request of a Limited Partner, the General Partner may, at its option and in its discretion, issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned as of the date of such certificate.  If issued, any such certificates (a) shall be in form and substance as approved by the General Partner, (b) shall not be negotiable, and (c) shall bear a legend substantially similar to the following:

“This certificate is not negotiable.  The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, as amended from time to time.”

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (c) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the Company’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the Company’s current status as a REIT and the avoidance of income and excise taxes on the Company inures to the benefit of all the Partners and not solely to the Company and the General Partner.  Notwithstanding the foregoing, the Limited Partners agree that the Company may terminate its status as a REIT under the Code at any time to the full extent permitted under its Articles of Incorporation.  The General Partner shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01        Capital Contributions.  At the time of their respective execution of this Agreement, the Partners shall make or shall have made capital contributions as set forth on Exhibit A to this Agreement.  The Partners shall own Partnership Units in the amounts set forth on Exhibit A, and have Percentage Interests as set forth on Exhibit A, which number of Partnership Units and Percentage Interests shall be adjusted from time to time on Exhibit A by the General Partner to the extent necessary to accurately reflect the issuance of additional Partnership Units, the redemption of Partnership Units, additional capital contributions and similar events having an effect on a Partner’s Percentage Interest.  Exhibit A shall be deemed amended upon, and the General Partner may, without the approval of any other Partner, attach an amended Exhibit A to this Agreement to reflect: (a) the issuance of Partnership Units issued to Additional Limited Partners or to any existing Limited Partner pursuant to Section 4.02 (including the Original Limited Partners), (b) any Partnership Units purchased or redeemed pursuant to Section 6.10, (c) any redemption or purchase of Partnership Units by the Partnership or the Company by reason of the exercise by a Limited Partner of the Exchange Right, (d) any purchase by the Company (or any of its Affiliates) of Partnership Units pursuant to the Call Right and (e) any changes required pursuant to the second sentence of this Section 4.01.

4.02        Additional Capital Contributions and Issuances of Additional Partnership Interests.

Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Units in respect thereof in the manner contemplated by this Section 4.02.

(a)           Issuances of Additional Partnership Interests.

(i)            General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests in the form of Partnership Units for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners.  Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Texas law, including, without limitation, (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner or the Original Limited Partners unless:

(1)           the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in, the Company, which shares or interests have designations, preferences and other rights such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or the Original Limited Partners by the Partnership in accordance with this Section 4.02, and the General Partner, on its own or with the Original Limited Partners, shall make a Capital Contribution to the Partnership in an amount equal to the aggregate proceeds raised in connection with the issuance of such shares of stock of or other interests in the Company;

(2)           the additional Partnership Interests are issued in exchange for property or other assets owned by the General Partner or Original Limited Partners with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)           the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Company and the Partnership.

(ii)           Issuance of Additional Securities.  The Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange made pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, “Additional Securities”), unless (A) the General Partner shall cause the Partnership to issue to the General Partner (or to the General Partner and/or the Original Limited Partners), as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company through the General Partner (or the General Partner and/or the Original Limited Partners) contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership; provided, however, that the Company is allowed to issue Additional Securities in connection with an acquisition of a Property or other asset to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors and Limited Partners holding more than 50% of the Unaffiliated Percentage Interests, if any.  Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner (or to the General Partner and/or the Original Limited Partners) corresponding Partnership Interests, so long as (1) the Company concludes in good faith that such issuance is in the best interests of the Company and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (2) the Company through the General Partner (or the General Partner and/or the Original Limited Partners) contributes all proceeds from such issuance to the Partnership.  By way of example, in the event the Company issues REIT Shares for a cash purchase price and shall contribute all of the net proceeds of such issuance to the Partnership, the General Partner (or the General Partner and/or the Original Limited Partners, as determined by the General Partner) shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)           Certain Deemed Contributions of Proceeds of Issuance of REIT Shares.  In connection with any and all issuances of REIT Shares, the Company through the General Partner (or the General Partner and/or the Original Limited Partners) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided, that if the proceeds actually received and contributed by the Company are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other fees or expenses paid or incurred in connection with such issuance, then the General Partner (or the General Partner together with the Original Limited Partners, as applicable) shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the required issuance of additional Partnership Units for such Capital Contributions pursuant to Section 4.02(a) hereof.

4.03        Additional Funding.  If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or (b) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04        [Intentionally omitted.]

4.05        Percentage Interests.  If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease.  In such event, the General Partner shall revalue the property of the Partnership and the Capital Account for each Partner shall be adjusted as set forth in Section 5.02 hereof.  If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Profit and Loss for the taxable year in which the adjustment occurs shall be prorated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day and, as so divided, shall be allocated to the Partners based on their Percentage

Interests before adjustment, and their adjusted Percentage Interests, respectively, either (a) as if the taxable year had ended on the date of the adjustment or (b) based on the number of days in each part.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profit and Loss for the taxable year in which an adjustment occurs, as may be required or permitted under Section 706 of the Code.

4.06        No Interest on Contributions.  No Partner shall be entitled to interest on its Capital Contribution, except as specifically provided in this Agreement.

4.07        Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.08        No Third-Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing, a deficit Capital Account of a Limited Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V

CAPITAL ACCOUNT; PROFIT AND LOSS; DISTRIBUTIONS

5.01        Capital Account Allocations of Profit and Loss.

(a)           Profit.  After giving effect to the special allocations, if any, required under this Article V for the applicable period, and subject to the allocations to be made with respect to any additional class or series of Partnership Units established pursuant to Section 4.02, and further subject to the other provisions of this Section 5.01, Profits in each taxable year or other allocation period shall be allocated to the Partners’ Capital Accounts in the following order of priority:

(i)            First to the General Partner until the cumulative Profits allocated to the General Partner under this Section 5.01(a)(i) equal the cumulative Losses allocated to such Partner under Section 5.01(b)(ii); and

(ii)           Thereafter, to the holders of Common Units and LTIP Units in accordance with their respective Percentage Interests.

(b)           Losses. After giving effect to the special allocations, if any, required under this Article V for the applicable period, and subject to the allocations to be made with respect to any additional class or series of Partnership Units established pursuant to Section 4.02, and further subject to the other provisions of this Section 5.01, Loss in each taxable year or other period shall be allocated in the following order of priority:

(i)            First, to the holders of Common Units and LTIP Units (on and after the LTIP Unit Distribution Participation Date with respect to such LTIP Units) with positive balances in their Economic Capital Account Balances, pro rata in accordance with their positive Economic Capital Account Balances until their Economic Capital Accounts Balances are reduced to zero; provided that any allocation to be made with respect to the Economic Capital Account Balances of a holder with respect to such holder’s Special LTIP Units prior to the Special LTIP Unit Full Participation Date for such Special LTIP Units will equal the allocation that would otherwise be made pursuant to this clause (i) multiplied by the Special LTIP Unit Sharing Percentage for such Special LTIP Unit; and

(ii)           Thereafter, to the General Partner.

For purposes of determining allocations of Losses pursuant to Section 5.01(b)(i), an LTIP Unit Limited Partner shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partner Minimum Gain and Partnership Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.

(c)           Minimum Gain Chargeback.  Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).

(d)           Qualified Income Offset.  If a Partner unexpectedly receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Adjusted Capital Account, such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Adjusted Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(e)           Capital Account Deficits.  Loss or items thereof shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Adjusted Capital Account (in which case the Loss or items (or portions thereof) that cannot be allocated to such Limited Partner shall be allocated to those Partners who can receive such allocations without violating this Section 5.01 in accordance with their respective Percentage Interests).

(f)            Definition of Profit and Loss.  “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement means the net income, net loss or items thereof for the applicable period as determined for maintaining Capital Accounts, and shall be determined in accordance with U.S. federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain, loss and expense that are specially allocated pursuant to this Article V.

(g)           Curative Allocations.  The allocations set forth in Section 5.01(c), Section 5.01(d) and Section 5.01(e) hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of Code Section 704(b) and the Regulations thereunder, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 5.01 and Section 5.02 hereof (other than Section 5.01(i)), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and expense among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(h)           Forfeitures.  Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the effective date of this Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(i)            LTIP Allocations.  After giving effect to the special allocations set forth in Section 5.01(c) and Section 5.01(d) hereof, and the allocations of Profit under Section 5.01(a)(i), and subject to the other provisions of this Section 5.01, but before allocations of Profit are made under Section 5.01(a)(ii), Liquidating Gains and Liquidating Losses shall be allocated as follows:

(i)            Liquidating Gains (including, for the avoidance of doubt, Liquidating Gains that are a component of any remaining Profit), shall first be allocated to the LTIP Unit Limited Partners until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of LTIP Units, are equal to (1) the Common Unit Economic Balance, multiplied by (2) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”).  For the avoidance of doubt, Liquidating Gains allocated with respect to an LTIP Unit pursuant to this Section 5.01(i) shall reduce (but not below zero) the Book-Up Target for such LTIP Unit.

(ii)           Liquidating Gain allocated to an LTIP Unit Limited Partner under this Section 5.01(i) will be attributed to specific LTIP Units of such LTIP Unit Limited Partner for purposes of determining (1) allocations under this Section 5.01(i), (2) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unit Limited Partner’s Capital Account and (3) the ability of such LTIP Unit Limited Partner to convert specific LTIP Units into Common Units.  Such Liquidating Gain will generally be attributed in the following order:  (1) first, to Vested LTIP Units held for more than two years, (2) second, to Vested LTIP Units held for two years or less, (3) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Company, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued).  Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target.  Any such allocations shall be made among the holders of LTIP Units in proportion to the aggregate amounts required to be allocated to each under this Section 5.01(i).

(iii)          After giving effect to the special allocations set forth above, if, due to distributions with respect to Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any LTIP Unit Limited Partner attributable to such LTIP Unit Limited Partner’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unit Limited Partner to eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among LTIP Units in a manner reasonably determined by the General Partner.

(iv)          The parties agree that the intent of this Section 5.01(i) is (1) to the extent possible to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the Company Group’s Common Units (on a per-unit basis) and (2) to allow conversion of an LTIP Unit (assuming prior vesting) when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section5.01(i)(i) or Losses and/or Liquidating Losses have been allocated to Common Units under Section 5.01(i)(v) so that either an LTIP Unit’s initial Book-Up Target has been reduced to zero or the parity described in clause (1) above has been achieved.  The General Partner shall be permitted to interpret this Section 5.01(i) and to amend this Agreement to the extent necessary and consistent with this intention.

(v)           Notwithstanding Section 5.01(b)(i), the General Partner may, in its sole discretion, allocate Losses and/or Liquidating Losses to holders of Common Units to achieve the parity described in clause (1) of Section 5.01(i)(iv), above.

(j)            LTIP Forfeitures.  If an LTIP Unit Limited Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under Section 5.01(i), (1) the portion of such LTIP Unit Limited Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that LTIP Unit Limited Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain, using a methodology similar to that described in Section 5.01(i)(ii) above as reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unit Limited Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Common Unit Economic Balance and (2) such LTIP Unit Limited Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to clause (1) above.

(k)           Modifications to Reflect New Series or Classes.  The General Partner is authorized to modify the allocations in this Section 5.01 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issues of additional series or classes of Partnership Interests.  Any such modification may be made pursuant to the Certificate of Designations or similar instrument establishing such new class or series.

5.02        Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), (i) immediately prior to the acquisition of an additional Partnership Interest by any new or existing Partner in connection with the contribution of money or other property (other than a de minimis amount) to the Partnership, (ii) immediately prior to the distribution by the Partnership to a Partner of Partnership property (other than a de minimis amount) as consideration for a Partnership Interest, (iii) upon the acquisition of a more than de minimis additional interest in the Partnership by any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner, (iv) upon the grant of any LTIP Unit, and (v) immediately prior to the liquidation of the Partnership as defined in Regulations Section 1.704-1(b)(2)(ii)(g), the book value of all Partnership assets shall be revalued upward or downward to reflect the fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) of each such Partnership asset unless the General Partner shall determine that such revaluation is not necessary to maintain the Partners’ intended economic arrangements.  If the Capital Accounts of the Partners are adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of Partnership property, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Partners’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article V.  If Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

5.03        Tax Allocations.  All allocations of income, gain, loss and deduction (and all items contained therein) for U.S. federal income tax purposes shall be identical to all allocations of such items set forth in Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the methods to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4), and such election shall be binding on all Partners; provided, however, that with respect to any property that was contributed to the Partnership by Ryanco Partners Ltd. No. X, a California limited partnership, such variation between basis and initial Agreed Value shall be taken into account under the “traditional method” with curative allocations on sale as described in Regulations Section 1.704-3.

5.04        Substantial Economic Effect.  It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits, or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed, the General Partner may make such modification without regard to Article XI of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 5.10 of the Agreement upon the dissolution of the Partnership.  The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).  In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734, and 743 of the Code; (iii) the determination of Profit, Loss, taxable income and loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with U.S. federal and state tax laws, and/or are in the best interest of the Partners.

5.05        Other tax provisions.

(a)           A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.

(b)           If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such taxable year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s taxable year had ended on the date of the transfer, or (ii) based on the number of days of such taxable year that each was a Partner without regard to the results of Partnership activities in the respective portions of such taxable year in which the transferor and the transferee were Partners.  The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(c)           Subject to Section 5.05(d), if and to the extent any payment or reimbursement to the General Partner or the Company made pursuant to Section 6.05 or otherwise is determined for U.S. federal income tax purposes not to constitute a payment of Partnership expense (and the underlying expense is treated as a General Partner or Company expense for U.S. federal income tax purposes), then to the extent permitted under the Code, the Partnership’s payment or reimbursement of such expense shall be treated for purposes of maintaining Capital Accounts and this Article V as (i) a distribution to the General Partner or the Company (as applicable) and a matching special allocation of Profit otherwise allocable under Section 5.01(a) for the corresponding taxable year, up to the amount of Profit so available, and (ii) to the extent that the amount of such payments and reimbursements for such taxable year exceed the amount of Profit so available to specially allocate, the balance shall be treated as a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code.  Payments and reimbursements subject to this Section 5.05(c) shall include indirect reimbursements, including through giving the General Partner or the Company or any direct or indirect Subsidiary of the Company Capital Account credit (prior to the application of this Section 5.05(c) or Section 5.05(d)), in excess of actual Capital Contributions made by the General Partner or the Company or any direct or indirect Subsidiary of the Company.

(d)           Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner or the Company or any direct or indirect Subsidiary of the Company Capital Account credit in excess of actual Capital Contributions made by the General Partner or the Company or any direct or indirect Subsidiary of the Company) fees, expenses or other costs pursuant to Section 6.05 or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner, the Company or any Subsidiary of the Company (as appropriate), or the receipt of Capital Accounts credit in excess of actual Capital Contributions, would cause the Company to recognize income that would cause the Company to fail to qualify as a REIT, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner, the Company or direct or indirect Subsidiary of the Company (as appropriate) for purposes of this Agreement, or the Capital Account credit in excess of actual Capital Contributions shall be reduced, in each case to the extent necessary to preserve the Company’s status as a REIT.  The Capital Account of the General Partner, the Company or any direct or indirect Subsidiary of the Company (as appropriate) shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner, the Company, or any direct or indirect Subsidiary of the Company (as appropriate).  To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement.  In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 5.05(d), allocations under Section 5.01(a), Section 5.01(b) and Section 5.01(i) for the current and subsequent periods shall be adjusted as reasonably determined by the General Partner so that to the extent possible the Partners have the same Capital Account balances they would have if this Section 5.05(d) had not applied.  This Section 5.05(d) is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of the Company’s REIT requirements while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

5.06        Distribution of Cash

(a)           Subject to the other provisions of this Article V and the rights and preferences of any additional class or series of Partnership Units established pursuant to Section 4.02, the Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in such amounts as are determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on the Partnership Record Date.

(b)           Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, the requirements of Sections 1441, 1442, 1445, 1446 and 1471 through 1474of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or its assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner or assignee equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee, or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner or assignee on the day the Partnership pays over such amount to a taxing authority.  A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee.  In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.  Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.06(b) shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.  Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 5.06(b).  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to (i) perfect or enforce the security interest created hereunder and (ii) cause any loan arising hereunder to be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code.  In the event that proceeds to the Partnership are reduced on account of taxes withheld at the source or the Partnership incurs a tax liability and such taxes (or a portion thereof) are imposed on or with respect to one or more, but not all, of the Partners in the Partnership or if the rate of tax varies depending on the attributes of specific Partners or to whom the corresponding income is allocated, the amount of the reduction in the Partnership’s net proceeds shall be borne by and apportioned among the relevant Partners and treated as if it were paid by the Partnership as a withholding obligation with respect to such Partners in accordance with such apportionment.

(c)           To the extent not utilized for expenses of the Partnership or for investment in additional Properties, the General Partner may, in its discretion, cause the Partnership to distribute Net Capital Proceeds in such amount as shall be determined by the General Partner in its discretion in accordance with the provisions of Section 5.06(a) hereof.

(d)           In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.07        REIT Distribution Requirements.

The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay stockholder dividends that will allow the Company to (a) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (b) avoid any U.S. federal income or excise tax liability imposed by the Code, other than to the extent the Company elects to retain and pay income tax on its net capital gain.

5.08        No Right to Distributions in Kind.

No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.09        Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.10        Distributions Upon Liquidation.  Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances.  For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 through 5.06 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets have been made.  To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.11        Tax Consequences to Limited Partners.

In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

ARTICLE VI

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.01        Management of the Partnership.

(a)           Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers and obligations, as the context requires, of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)            to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes, Mortgages, partnership or joint venture interests or securities, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)           to construct buildings and make other improvements on the Properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or chance the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)           to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the Company, the General Partner or any of their Affiliates as set forth in this Agreement;

(vi)          to guarantee or become a co-maker of indebtedness of the Company or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the Company, the General Partner, the Partnership or any Subsidiary of any of them, to third parties or to the Company or the General Partner as set forth in this Agreement;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)           to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly, to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)            to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)           to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)          to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)         to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(xiv)        to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay such persons remuneration as the General Partner may deem reasonable and proper;

(xv)         to retain other services of any kind or nature in connection with Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper for same;

(xvi)        to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)       to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)      to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)         to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures, limited liability companies or other entities or relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)         to merge, consolidate or combine the Partnership with or into another Person;

(xxii)        to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii)       to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)           Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to apply Partnership funds to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

(c)           Any actions taken by the General Partner pursuant to its authority under this Agreement on behalf of the Partnership regarding the approval of any transaction between the Partnership and the Sponsor, Advisor, a member of the Board of Directors of the Company or any Affiliate thereof, shall require approval by a majority of the members of the Board of Directors of the Company (including a majority of the independent directors) not otherwise interested in such transaction as being fair and reasonable to the Company and the Partnership on terms and conditions not less favorable to the Company or the Partnership, as applicable, than those available from unaffiliated third parties.

6.02        Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person (including without limitation officers or other agents of the Partnership, the Company or the General Partner appointed by the General Partner) for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03        Indemnification and Exculpation of Indemnitees.

(a)           The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, as a result of acting on behalf of or performing services for the Partnership, only if it is determined that (i) the Indemnitee acted in good faith and (ii) that the Indemnitee reasonably believed that the act or omission was in the Partnership’s best interests, or if the act or omission was outside the Indemnitee’s official capacity as a general partner of the Partnership, that the act or omission was at least not opposed to the Partnership’s best interests.  Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to an Indemnitee, other than for reasonable expenses actually incurred by the Indemnitee with respect to a proceeding in which (i) the Indemnitee is found liable on the basis that the

Indemnitee improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (ii) the Indemnitee is found liable to the Partnership or the Limited Partners.  The Partnership shall not indemnify or hold harmless the Indemnitee:  (a) in the case in which the Indemnitee is an Independent  Director, if the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee, or (b) in any other case, if the loss or liability was the result of negligence or misconduct by the Indemnitee.  The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a).  The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not alone determine that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a).  Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)           Notwithstanding anything to the contrary contained in the provisions of subsection (a) of this Section, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws.

(c)           The Partnership shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied:  (i) the proceeding relates to acts or omissions with respect to the performance of duties for services on behalf of the Partnership, (ii) the Indemnitee provides the Partnership with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03, (iii) the legal proceeding was initiated by a third party who is not a stockholder of the Company or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Partnership with a written agreement to repay the amount paid or reimbursed by the Partnership, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

(d)           The Indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(e)           The Partnership may purchase and maintain insurance or establish other arrangements, including without limitation trust arrangements and letters of credit on behalf of or to secure indemnification obligations owed to the Indemnitees and such other Persons as the

General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f)            For purposes of this Section 6.03, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as a fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on the Indemnitee, or otherwise involves services by the Indemnitee to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(g)           In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i)            The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights in or be for the benefit of any other Persons.

6.04        Liability of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if the General Partner acted in good faith.  The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity, provided, the General Partner, acting in good faith, abides by the terms of this Agreement.  In addition, to the extent the General Partner or any officer, director, employee, agent or stockholder of the General Partner performs its duties in accordance with the standards provided by the Act, as it may be amended from time to time, or under any successor statute thereto, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, employee, agent or stockholder of the General Partner.  To the maximum extent that the Act and the general laws of the State of Texas, in effect from time to time, permit limitation of the liability of general partners of a limited partnership, the General Partner and its officers, directors, employees, agents and stockholders shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the General Partner or its officers, directors, employees, agents or stockholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or stockholders is entered in a proceeding based on a finding in the proceeding that the action or failure to act of the General Partner or one or more of its officers, directors, employees, agents or stockholders was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  Neither the amendment nor repeal of this Section 6.04(a), nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 6.04(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  In the absence of any Texas statute limiting the liability of the General Partner or its directors or officers for money damages in a suit by or on behalf of the Partnership or by any Partner, the General Partner and the officers, directors, employees, agents and stockholders of the General Partner shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the General Partner or one or more of its officers, directors, employees, agents or stockholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or stockholders is entered in a proceeding based on a finding in the proceeding that the action of the General Partner or one or more of its officers, directors, employees or stockholders action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

(b)           The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of its stockholders on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partners shall be resolved in favor of its stockholders.  The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to (i) protect the ability of the Company to continue to qualify as a REIT or (ii) prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)           Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.05        Reimbursement of or by General Partner.

(a)           Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           The General Partner shall be reimbursed by the Partnership on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses and Administrative Expenses incurred by the General Partner.

(c)           The Company shall be reimbursed by the Partnership on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses and Administrative Expenses incurred by the Company.

6.06        Outside Activities.  Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, or any officer, director, manager, employee, agent, trustee, Affiliate or owner of the General Partner, the Affiliates of the General Partner and the officers, directors, managers, agents, trustees and owners of the General Partner and its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities.  None of the Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and neither the General Partner, nor any Affiliates of the General Partner nor any officers, directors, managers, employees, agents, trustees or owners of the General Partner or the General Partner’s Affiliates shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.  Without the consent of the Limited Partners holding more than 50% of the Percentage Interests, the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a general partner and the management of the business of the Partnership, the facilitation of the Company’s operation as a REIT and such activities as are incidental to the same.  Without the consent of the Limited Partners holding more than 50% of the Unaffiliated Percentage Interests (if any), neither the General Partner nor the Company shall, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its general partner interest or its minority interest in any Subsidiary of the Partnership (held directly or indirectly through a qualified REIT subsidiary (as defined in Code Section 856(i)(2), limited liability company or taxable corporate affiliate, as the Company shall determine consistent with its need to maintain its status as a REIT) that the General Partner holds in order to maintain such Subsidiary’s status as a partnership for federal income tax purpose or to satisfy any covenants or terms of any documents evidencing a loan that is either made to such Subsidiary or that relates to any property owned directly or indirectly by such Subsidiary, and such bank accounts, similar instruments or other short term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Certificate.

6.07        Employment or Retention of Affiliates.

(a)            Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as an advisor, buyer, lessor, lessee, manager, property management agent, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)            The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)            The Partnership may transfer assets to joint ventures, limited liability companies, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement and applicable law.

(d)            Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.08        Reserved.

6.09        Title to Partnership Assets.   Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof; provided, that title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by such Person for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use its best efforts to cause legal title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10        Miscellaneous.   In the event the Company redeems any REIT Shares, then the Partnership will be deemed to have purchased from the Original Limited Partners a number of Partnership Units determined by, and based upon, the application of the Conversion Factor on the same terms upon which the Company redeemed such REIT Shares.  Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the Company shall be deemed to have made a corresponding offer to the Original Limited Partners to acquire an equivalent number of Partnership Units held by the Original Limited Partners based on the application of the Conversion Factor.  In the event any REIT Shares are redeemed by the Company pursuant to such cash tender offer, then the Partnership shall be deemed to have redeemed an equivalent number of the Original Limited Partners’ Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.  If the Original Limited Partners hold an insufficient number of Partnership Units to effect a purchase or redemption contemplated by this Section 6.10, then the Partnership will be deemed to have purchased or redeemed from the General Partner, after it has purchased or redeemed all of the Original Limited Partners’ Partnership Units, the number of Partnership Units necessary to effect such purchase or redemption.

ARTICLE VII

 TRANSFERS OF GENERAL PARTNERSHIP INTERESTS

7.01        Transfers of General Partnership Interests.

(a)            The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Sections 7.01(c), 7.01(d) or 7.01(e).

(b)            The Company shall not transfer all or any portion of its interest in the General Partner except as provided in or in connection with a transaction contemplated by Sections 7.01(c), 7.01(d) or 7.01(e).

(c)            Except as otherwise provided in Sections 7.01(d) or (e) hereof, neither the Company nor the General Partner shall engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the Company’s or the General Partner’s state of incorporation or organizational form), which, in any such case, results in a change of control of the Company or the General Partner (a “Transaction”), unless:

(i)             the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners is obtained; or

(ii)           as a result of such Transaction all Limited Partners are granted the right to receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of the transfer of one REIT Share; provided, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii)          the Company or the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares in the case of a Transaction involving the Company, or the Company in the case of a Transaction involving the General Partner, do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares in the case of a Transaction involving the Company, or the Company in the case of a Transaction involving the General Partner.

(d)            Notwithstanding Section 7.01(c), either the Company or the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder.  Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d).  The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustments to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor.  The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.05 hereof so as to approximate the existing rights and obligations set forth in Section 8.05 as closely as reasonably possible.  The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided, such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the stockholders of the General Partner under applicable law.

(e)            Notwithstanding Section 7.01(c),

(i)             a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii)            the General Partner or the Company may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.02        Admission of a Substitute or Additional General Partner.   A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a)            the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

(b)            if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)            counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel in the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, and that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.03        Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners thereof), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.02 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)            Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners thereof), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners.  If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.04        Removal of a General Partner.

(a)            Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners thereof.  The Limited Partners may not remove the General Partner, with or without cause.

(b)            If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner’s removal.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners within 10 days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners shall each select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General

Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c)            The General Partnership Interest of a removed General Partner, during the time after removal until the date of transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Profit, gain or Loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

(d)            All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.04.

ARTICLE VIII

RIGHTS AND OBLIGATIONS
OF THE LIMITED PARTNERS

8.01        Management of the Partnership.      The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.02        Power of Attorney.   Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.03        Limitation on Liability of Limited Partners.   No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.04        Ownership by Limited Partner of Corporate General Partner or Affiliate.   No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes.  The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.04.

8.05        Exchange Right.

(a)            Subject to Sections 8.05(b), 8.05(c), 8.05(d) and 8.05(e) hereof, and subject to the potential modification of any rights or obligations provided for herein by agreement(s) between the Partnership and any one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership; provided, that such Partnership Units shall have been outstanding for at least one year.  The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the Company) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the Company elects to purchase the Partnership Units subject to the Exchange Notice pursuant to Section 8.05(b); and provided further, that no Limited Partner may deliver more than two Exchange Notices during each calendar year.  A Limited Partner may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner.  The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to such Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

(b)            Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell the Partnership Units described in the Exchange Notice to the Company, and the Company may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the Company shall acquire the Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units.  If the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to an Exchange Notice, it shall so notify the Exchanging Partner within five business days after the receipt by the Company of such Exchange Notice.  Unless the Company (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Partner pursuant to this Section 8.05(b), the Company shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of an Exchange Right.  In the event the Company shall exercise its right to purchase Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the Company shall treat the transaction between the Company and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Partnership Units to the Company.  Each Exchanging Partner agrees to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares to such Exchanging Partner upon exercise of its Exchange Right.

(c)            Notwithstanding the provisions of Sections 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the Company pursuant to Section 8.05(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the ownership limitations described in the Articles of Incorporation and calculated in accordance therewith, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company’s, the Partnership’s, or a Subsidiary Partnership’s real property within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be “integrated” with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act, provided, that if such Partner delivers an opinion of counsel that is reasonably satisfactory to the Company providing that the acquisition of REIT Shares by such Partner will not be “integrated” with any other distribution of REIT Shares for purposes of complying with the Securities Act, then the General Partner may not prevent such Partner from exercising the Exchange Right by virtue of this clause (v).  The General Partner, in its sole and absolute discretion, may, with the consent of the Company, waive any of the restrictions on exchange set forth in this Section 8.05(c); provided, however, that in the event any such restriction is waived, the Exchanging Partner shall be paid the Cash Amount.

(d)            Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.05 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.  Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible.

(e)            Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.06        Call Right.

(a)            Subject to Section 8.06(c) below, and subject to the modification of any rights or obligations provided for herein by agreement(s) between the Company and any one or more Limited Partners with respect to the Partnership Units held by them, at any time after the expiration of the Holding Period for the Partnership Units in question, the Company shall have the right (the “Call Right”) to purchase all of a Limited Partner’s Partnership Units that have been outstanding since January 1, 2007 (the “Call Right Units”) at a price equal to the Cash Amount; provided, however, that the Company (or any of its Affiliates) may, in the Company’s sole and absolute discretion, elect to purchase such Call Right Units by paying to the Partner in question the REIT Shares Amount in lieu of the Cash Amount.  The Call Right shall be exercised pursuant to a Call Notice delivered by the Company to any such Limited Partner.  The Company may not exercise the Call Right for less than the entire interest of a Limited Partner in the Partnership.  A Limited Partner receiving the Call Notice described above shall have no rights with respect to any interest in the Partnership other than the right to receive payment for its interest in the Partnership in cash or REIT Shares in accordance with this Section 8.06.  An assignee of a Limited Partner shall be bound by and subject to the Call Right of the Company pursuant to this Section 8.06.  In connection with any exercise of such Call Right by the Company with respect to an assignee, the Cash Amount (or REIT Shares Amount) shall be paid by the Company directly to such assignee and not to the Limited Partner from which such assignee acquired its Call Right Units.  The Company shall be unable to exercise the Call Right and the Call Right shall lapse upon the occurrence of a Liquidating Event unless and until the Partners shall continue the business of the Partnership under Section 7.03 hereof.

(b)            (i)            Within 30 days after the delivery of the Call Notice by the Company to a Limited Partner under this Section 8.06, the Company (subject to the limitations set forth in Section 8.06(c)) shall transfer and deliver the Cash Amount (or the REIT Shares Amount) to such Limited Partner or, as applicable, its assignee, whereupon the Company (or its designee) shall acquire the Call Right Units of such Limited Partner or, as applicable, its assignee, and shall be treated for all purposes of this Agreement as the owner of such Call Right Units (and as a Limited Partner with respect to such Call Right Units).

(ii)            In the event that the Company elects to pay such Limited Partner in the form of the REIT Shares Amount and such REIT Shares Amount is not a whole number of REIT Shares, the Limited Partner shall be paid (A) the number of REIT Shares which equals the nearest whole number less than such amount plus (B) an amount of cash which the Company determines, in its reasonable discretion, to represent the fair value of the remaining fractional REIT Share which would otherwise be payable to the Limited Partner.

(iii)           Each such Limited Partner agrees to deliver to the Company the Call Right Unit Certificate(s) representing its Limited Partnership Interest and to execute such documents as the Company may reasonably require in connection with the issuance of REIT Shares upon exercise of the Call Right (including without limitation an assignment of Call Right Units pursuant to the terms of which such Limited Partner (A) represents, warrants and certifies that it has marketable and unencumbered title to its Call Right Units, free and clear of the rights of or interest of any other person or entity, that it has the full right, power and authority to transfer and surrender its Call Right Units, and that it has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender, and (B) agrees to indemnify and hold the Company harmless from and against any and all liabilities, charges, costs and expenses relating to such Limited Partner’s Call Right Units which are subject to the Call Right or the exercise of the Call Right).

(c)            Notwithstanding the provisions of Sections 8.06(a) and 8.06(b) above, the Company shall not be entitled to exercise the Call Right if (i) a Liquidating Event has occurred with regard to the Partnership and the Partnership has not been continued under Section 7.03 hereof; or (ii) the delivery of REIT Shares to the Limited Partner (A) would be prohibited under the Articles of Incorporation, (B) would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, or (C) would be prohibited under applicable federal or state securities laws or regulations.

(d)            Each such Limited Partner covenants and agrees with the Company that all Call Right Units delivered in connection with the Call Right shall be delivered to the Company free and clear of all liens and encumbrances and, notwithstanding anything contained herein to the contrary, the General Partner shall not be under any obligation to acquire a Limited Partner’s Call Right Units (i) to the extent that any such Call Right Units are subject to any such liens or encumbrances or (ii) in the event that the Limited Partner shall fail to give the Company adequate assurances that such Call Right Units are not subject to any such liens or encumbrances or shall fail to agree to fully indemnify the Company from any such liens or encumbrances as well as the liabilities, charges, costs and expenses referenced in the last section of Section 8.06(b)(iii).  Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Call Right Units to the Company, such Limited Partner shall assume and pay such transfer tax.

8.07        Duties and Conflicts.   The General Partner recognizes that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments.  The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner.  Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, and such activities shall not be deemed wrongful or improper.

ARTICLE IX

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.01        Purchase for Investment.

(a)            Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)            Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above.

9.02        Restrictions on Transfer of Limited Partnership Interests.

(a)            Subject to the provisions of Sections 9.02(b), 9.02(c) and 9.02(d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”), without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion.  Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect.  The Original Limited Partners acknowledge that the General Partner may or may not grant its consent with respect to any Transfer by the Original Limited Partners prior to the Transfer Restriction Date; provided, that the Original Limited Partners shall not be prohibited from a Transfer of its Partnership Interest pursuant to the exercise of its right to exchange its Partnership Interest for REIT Shares pursuant to Section 8.05 above, in which case the Original Limited Partners acknowledge that the General Partner also may or may not grant its consent with respect to any Transfer of said REIT Shares prior to the Transfer Restriction Date.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)            No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer (i.e., a Transfer consented to as contemplated by paragraph (a) above or paragraph (c) below or a Transfer made pursuant to Section 9.05 below) of all of its Partnership Units pursuant to this Article IX pursuant to an exchange of all of its Partnership Units pursuant to Section 8.05 above; or (ii) a Transfer made pursuant to the sale of all its Partnership Units pursuant to Section 8.06 above.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Units, such Limited Partner shall cease to be a Limited Partner.

(c)            Subject to Sections 9.02(d), 9.02(e) and 9.02(f), a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendants, a spouse of any such descendant, a brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), for which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)            No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)            No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person (i) if in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) if in the opinion of legal counsel for the Company, it could adversely affect the ability of the Company to continue to qualify as a REIT or except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such Transfer could cause a termination of the Partnership for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for REIT Shares of all Common Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.01), or (v) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a nonrecourse liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided, that, as a condition to granting such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(f)             No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the Company to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)            Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)            Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.03        Admission of Substitute Limited Partner.

(a)            Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser,

transferee, donee or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)             the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

(ii)            to the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

(iii)           the assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof;

(iv)           if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement;

(v)            the assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof;

(vi)           the assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner; and

(vii)          the assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b)            For the purpose of allocating Profit and Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)            The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.03 and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04        Rights of Assignees of Partnership Interests.

(a)            Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)            Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but who does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.05        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.

The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, and any such Person shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06        Joint Ownership of Interests.   A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same personal residence.  The written consent or vote of both owners of any such jointly-held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of one of the owners of a jointly held Partnership Interest until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former joint owners.

ARTICLE X

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01      Books and Records.   At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account maintained in accordance with generally accepted accounting principles, including (a) a current list of the full name and last-known business address of each Partner; (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto; (c) copies of the Partnership’s federal, state and local income tax returns and reports; (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years; and (e) all documents and information required under the Act.  Any Partner or its duly authorized representative, and any stockholder of the Company, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02      Custody of Partnership Funds; Bank Accounts.

(a)            All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)            All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof, government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03      Fiscal and Taxable Year.   Unless the General Partner otherwise elects, the fiscal year of the Partnership shall be the calendar year.  The taxable year of the Partnership for U.S. federal income tax purposes shall be the calendar year unless otherwise required by the Code.  References to the Partnership’s taxable year mean its taxable year for U.S. federal income tax purposes, except that where the context clearly requires, references to the Partnership’s taxable year may also include its taxable years for state, local or foreign tax purposes.

10.04      Annual Tax Information and Report.   The General Partner will use its best efforts to supply within 75 days after the end of each taxable year of the Partnership to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law, and in all events the General Partner shall furnish such information within the time required by applicable law.

10.05      Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)            The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code.  As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner.  The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses.  In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)            Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code or any applicable state or local tax law, including, but not limited to, the election under Section 754 of the Code.  The General Partner shall have the right to seek to revoke any such election it makes (including, without limitation, any election under Section 754 of the Code) upon the General Partner’s determination, in its sole and absolute discretion.  Each Partner will furnish the Partnership with all information necessary to give effect to any election made pursuant to this Section 10.05(b).

(c)            To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceed the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement).  In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

10.06      Reports to Limited Partners.

(a)            As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal quarter presented in accordance with generally accepted accounting principles.  As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal year, presented in accordance with generally accepted accounting principles.  The annual financial statements shall be audited by accountants selected by the General Partner.

(b)            Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes and at the expense of the Partner desiring it, and it is made during normal business hours.

ARTICLE XI

AMENDMENT OF AGREEMENT; MEETINGS

11.01      Amendment.   The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners:

(a)            any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Sections 8.05(d) or 7.01(d) hereof) in a manner adverse to the Limited Partners;

(b)            any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(c)            any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof; or

(d)            any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

The foregoing notwithstanding, the approval of any amendment to this Agreement that shall be part of a plan of merger, plan of exchange or plan of conversion involving the Partnership or the Partnership Interests shall be governed by Article XII.

11.02      Meetings of Partners.

(a)            The Partners may but shall not be required to hold any annual, periodic or other formal meetings.  Meetings of the Partners may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Partnership Units in the Partnership.

(b)            The Partner or Partners calling the meeting may designate any place within the State of Texas as the place of meeting for any meeting of the Partners; and Partners holding at least a majority of the Partnership Units in the Partnership may designate any place outside the State of Texas as the place of meeting for any meeting of the Partners.  If no designation is made, or if a special meeting is called, the place of meeting shall be the principal place of business of the Partnership.

(c)            Except as provided in Section 11.02(d), written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

(d)            Anything in this Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

(e)            If all of the Partners shall meet at any time and place, either within or outside of the State of Texas, in person or by proxy, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

(f)             For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(g)            Partners holding at least a majority of the Partnership Units entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners. In the absence of a quorum at any such meeting, Partners holding at least a majority of Partnership Units so represented may adjourn the meeting to another time and place.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days.  The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number Partnership Units whose absence would cause less than a quorum to be present.

(h)            If a quorum is present, the affirmative vote of Partners holding a majority of the Partnership Units entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Partnership Units or Partners is otherwise required by applicable law or by this Agreement.  Unless otherwise expressly provided herein or required under applicable law, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners’ vote or consent is required may vote or consent upon any such matter and their Partnership Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

(i)             At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner’s duly authorized attorney-in-fact. Such proxy shall be filed with the General Partner before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(j)             Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by sufficient Partners or Partners holding sufficient Partnership Units, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners.  Action taken under this Section 11.02(j) is effective when the requisite Partners or Partners with the requisite Partnership Units, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date.

ARTICLE XII

MERGER, EXCHANGE OR CONVERSION

12.01      Merger, Exchange or Conversion of Partnership.   (a)           The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities with the resulting entity being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding Partnership Interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity.  Any such plan of merger, plan of exchange, or plan of conversion shall otherwise comply with the requirements of this Agreement and the Act.

(b)            Any merger pursuant to a plan of merger described in Section 12.01(a)(i) hereof shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws.  Any exchange pursuant to a plan of exchange described in Section 12.01(a)(ii) hereof shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws.  Any conversion pursuant to a plan of conversion described in Section 12.01(a)(iii) hereof shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

(c)            The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partner acts upon and the Limited Partners (if required by Section 12.02 below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 12.02 below.

12.02      Approval of Plan of Merger, Exchange or Conversion.

(a)            Except as provided by Section 12.02(g) below, after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by Section 12.02(b)(i), the General Partner shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners.

(b)            Except as provided by Section 12.02(f) below, for a plan of merger, plan of exchange or plan of conversion to be approved:

(i)             the General Partner shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion be approved by the Limited Partners, unless the General Partner determines that for any reason it should not make that recommendation, in which case the General Partner shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners for approval without recommendation; and

(ii)            the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

(c)            The General Partner may condition its submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage of the Percentage Interests of the Limited Partners in excess of a majority of the Percentage Interests of the Limited Partners be required for the approval of the plan of merger, plan of exchange or plan of conversion.

(d)            The General Partner shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 12.02 and applicable law.  The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan.  Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan at any meeting where all the Limited Partners are present.

(e)            Unless the General Partner (acting pursuant to Section 12.02(c)) requires a greater vote, the vote of the Limited Partners required for approval of a plan of merger, plan of exchange or plan of conversion shall be the affirmative vote of the holders of more than 50% of the Percentage Interests of the Limited Partners entitled to vote thereon.

(f)             Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the foregoing provisions of this Section 12.02 shall continue to apply), (1) approval by the Limited Partners on a plan of exchange shall not be required, and the foregoing provisions of this Section 12.02 do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger or a plan of conversion shall not be required and the foregoing provisions of this Section 12.02 do not apply, if:

(i)             a limited partnership is the sole surviving or resulting entity;

(ii)            the partnership agreement of the surviving or resulting limited partnership will not materially differ from this Agreement before the merger or conversion in any manner other than as to applicable law or other insignificant conforming differences;

(iii)           Limited Partners who held Limited Partnership Interests immediately before the effective date of the merger or conversion will hold interests in the surviving or resulting entity in the same proportions, immediately after the effective date of the merger or conversion; and

(iv)          the General Partner adopts a resolution approving the plan of merger or plan of conversion.

(g)            After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in the plan, in the manner determined by the General Partner.

12.03      Rights of Dissenting Limited Partners.

(a)            In the absence of fraud in the transaction, the remedy provided by this Section 12.03 to a Limited Partner voting against any merger, exchange or conversion or objecting to a merger, exchange or conversion approved by the written consent of Limited Partners (a “Dissenting Limited Partner”) is the exclusive remedy for the recovery of the value of his Limited Partnership interests or money damages with respect to the transaction.  If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 12.03, any Dissenting Limited Partner who fails to comply with the requirements of this Section 12.03 shall not be entitled to bring suit for the recovery of the value of his Limited Partnership interests or money damages with respect to the transaction.  A “Dissenting Limited Partner” in respect of any merger, exchange or conversion shall expressly exclude any Limited Partner who votes in favor of the related plan of merger, plan of exchange or plan of conversion or who abstains or fails to timely vote therefor.  In the event of a plan of merger, plan of exchange or plan of conversion approved by written consent, a “Dissenting Limited Partner” in respect of any related merger, exchange or conversion shall expressly exclude Limited Partners who provide such written consent and Limited Partners who fail to object to the merger, exchange or conversion and demands payment for such Limited Partner’s Limited Partnership Interest in writing to the General Partner within twenty (20) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion.  All such Limited Partners who are not included within the definition of Dissenting Limited Partner in respect of any merger, exchange or conversion shall participate in the merger, exchange or conversion according to the approved plan of merger, plan of exchange or plan of conversion.

(b)            Any Dissenting Limited Partner who has opted for payment for his Limited Partnership interests shall not thereafter be entitled to vote or exercise any other rights of a Limited Partner except the right to receive payment for his Limited Partnership interests and the right to maintain an appropriate action to obtain relief on the ground that the transaction would be or was fraudulent.  Limited Partnership Interests of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of the Limited Partners.

(c)            Within twenty (20) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion which is approved by a vote of the Limited Partners, or in connection with a Limited Partner’s objection to any plan of merger, plan of exchange or plan of conversion approved by the written consent of the Limited Partners, the Dissenting Limited Partner may demand by written notice to the General Partner that payment for his Limited Partnership Interest be made.  Upon receipt of such a payment demand, the General Partner shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner’s Partnership Interest without interest.  The fair value of a Dissenting Limited Partner’s Partnership Interest shall be an amount equal to the Dissenting Limited Partner’s pro rata share (as would be determined under Section 5.10 hereof if the Partnership were liquidating) of the appraised value of the net assets of the Partnership based on an appraisal of all assets of the Partnership from a Competent Independent Expert.  The assets of the Partnership shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information and shall include the current value of the Partnership’s assets as of the date immediately prior to the proposed merger, exchange or conversion.  The appraisal shall assume an orderly liquidation of the Partnership’s assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale.  The terms of the engagement of the appraiser shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners.  A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be provided to Dissenting Limited Partners in connection with the payment of the fair value of their Limited Partnership Interests.

(d)            If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 12.03(c) hereof or, in respect of a plan of merger, plan of exchange or plan of conversion approved by written consent of the Limited Partners, shall fail to provide notice of dissent within the period set forth in Section 12.03(a) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Dissenting Limited Partner to be paid the fair value of his Limited Partnership Interest shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.

12.04      Roll-Up Transactions.        If the Partnership adopts any plan of merger, plan of exchange or plan of conversion which, if effected, would result in a “Roll-Up Transaction”, as defined in the Articles of Incorporation, then any such transaction shall be subject to and effected strictly in compliance with the provisions applicable to Roll-Up Transactions set forth in Section 13.3 of the Articles of Incorporation.

ARTICLE XIII

GENERAL PROVISIONS

13.01      Notices.   All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, if to the General Partner, at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, if to any other Partner, at such address set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the Partnership shall be delivered at or mailed to its specified office.

13.02      Survival of Rights.   Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

13.03      Additional Documents.   Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

13.04      Severability.   If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

13.05      Entire Agreement.   This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements (including, without limitation, the Second Agreement) and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except as otherwise set forth herein.

13.06      Pronouns and Plurals.   When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

13.07      Headings.   The Article and Section headings in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article or Section hereof.

13.08      Counterparts.   This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

13.09      Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, that any cause of action for violation of federal or state securities law shall not be governed by this Section 13.09.

13.10      Arbitration.   Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and between or among any Partners) arising out of or in connection with this Agreement or the Partnership created hereby, or any act or failure to act by the Company, the General Partner or any other Partner hereunder, shall be resolved by binding arbitration in Dallas, Texas by the American Arbitration Association (the “AAA”), in accordance with this Section 13.10.  Any arbitration called for by this Section 13.10 shall be conducted in accordance with the following procedures:

(a)            Any party hereto (the “Requesting Party”) may demand arbitration pursuant to this Section 13.10 at any time by giving written notice of such demand (the “Demand Notice”) to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(b)            Within 15 days after the giving of a Demand Notice or such additional time as required by the AAA, the AAA shall select and designate in writing three reputable, disinterested individuals willing to act as an arbitrator of the claim, dispute or controversy in question.

(c)            The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision (and specify in reasonable detail its reasons therefor) in writing within thirty (30) days after the completion of such presentations.  Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

(d)            The arbitration panel shall include in its decision a direction that all of the attorneys’ fees and costs of any party or parties and the costs of such arbitration be paid by the losing party or parties in the arbitration.  On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys’ fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

Any decision rendered by the arbitration panel in accordance herewith shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.  Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies arising between and among the parties relating to this Agreement and the conduct of the parties hereto in relation to Partnership matters, and the Company, the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.  The provisions of this Section 13.10 shall survive the dissolution of the Partnership.

Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

13.11      Vote of Affiliated Limited Partners.   Notwithstanding any provision to the contrary set forth in this Agreement, in each instance in which the consent, approval or vote of Limited Partners is required hereunder, any Partnership Interest held as a Limited Partner by any Affiliate of the Sponsor shall not be included for purposes of calculating whether the requisite approval of Partners is obtained unless, as of the date of determination, there are no Limited Partners entitled to vote or consent who are not Affiliates of the Sponsor.

13.12      Acknowledgement as to Exculpation and Indemnification.   THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONTAINS EXCULPATION AND INDEMNIFICATION IN RESPECT OF THE ACTIONS OR OMISSIONS OF THE GENERAL PARTNER AND DIRECTORS, OFFICERS AND AFFILIATES OF THE GENERAL PARTNER BY THE PARTNERSHIP EVEN IF SUCH ACTIONS OR OMISSIONS CONSTITUTE NEGLIGENCE OF SUCH PERSONS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP as of the date first above written.

GENERAL PARTNER:

BHR, INC.

By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel and Secretary

ORIGINAL LIMITED PARTNERS:

BHR BUSINESS TRUST

By:	BHR BT, Inc., a Delaware corporation, its Sole Trustee

	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel and Secretary

BHR PARTNERS, LLC

By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel and Secretary

COMPANY:

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel and Secretary

LIMITED PARTNERS:

MCCORMICK FAMILY TRUST 1/20/82

By:
Michael R. McCormick
Trustee

GARY S. CARR

By:
Gary S. Carr

EXHIBIT A

LIMITED PARTNERS AND LIMITED PARTNERS’ CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS

As of August 31, 2012

			Agreed Value
	Cash		of Property		Partnership
Partners	Contribution		Contribution		Units

General Partner:

BHR, Inc.	$170	*	N/A		17
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Limited Partners:

BHR Business Trust**	$1,021,958,580	*	N/A		107,356,886.51	***
15601 Dallas Parkway, Suite 600
Addison, TX 75001

BHR Partners, LLC**	$139,357,988		N/A		14,639,575.30	***
15601 Dallas Parkway, Suite 600
Addison, TX 75001

McCormick Family Trust 1/20/82	N/A			****	185,394
c/o McCormick Construction
2507 Empire Ave.
Burbank, CA 91504

Gary S. Carr	N/A			****	247,192
2560 Peninsula Road
Channel Island Harbor, CA 93035

*          Amount contributed by the predecessor in interest of the respective entity.

**       Original Limited Partners.

***     Such amount will be automatically adjusted from time to time as provided in the definition of “Partnership Unit” contained in Article I.

****   Each Limited Partnership Unit issued to the respective Limited Partner was issued for value in connection with that certain Purchase/Contribution Agreement effective as of May 10, 2005, as amended, by an between Ryanco Partners Ltd. No. X, a California limited partnership, and the Partnership relating to the purchase of an office building located at 2411 West Olive Avenue, Burbank, California commonly referred to as Buena Vista Plaza.

A-1

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with the Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, as amended (the “Agreement”), the undersigned hereby irrevocably (i) presents for exchange              Partnership Units in Behringer Harvard Operating Partnership I LP in accordance with the terms of the Agreement and the Exchange Right referred to therein; (ii) surrenders such Partnership Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
(Signature of Limited Partner)

(Printed Name of Limited Partner)

Mailing Address and Phone No.:

( ) -

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Mailing Address and Phone No.:

( ) -

Social security or other tax identification number:

B-1

EXHIBIT C

CALL NOTICE

In accordance with the Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, as amended (the “Agreement”), the undersigned hereby irrevocably exercises its Call Right (as defined in the Agreement) with regard to all of the Partnership Units owned by                                                in Behringer Harvard Operating Partnership I LP.  The undersigned shall pay the [Cash Amount/REIT Shares Amount] to                                            at the notice address of provided in the Agreement upon receipt of (i) the duly executed Partnership Unit Certificate of                                                              transferring all right, title and interest in Partnership Units to the undersigned, (ii) if REIT Shares are to be delivered, instructions as to the name, address and taxpayer identification number of the person to whom such REIT Shares will be registered or placed, and (iii) the representation, warranty and certification of that                                                        (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to transfer and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.

BEHRINGER HARVARD REIT I, INC.

By:
Name:
Title:

C-1

EXHIBIT D

LTIP Units

The following are certain additional terms of the LTIP Units:

1.1           Designation.  A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. LTIP Units are intended to qualify as “profits interests” in the Partnership. The number of LTIP Units that may be issued shall not be limited.

1.2           Vesting.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX of the Agreement.

1.3           Forfeiture or Transfer of Unvested LTIP Units.  Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

1.4           Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

1.5           Distributions.  The distributions to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article V thereof.

1.6           Allocations.  The allocations to which holders of LTIP Units will be entitled with respect to their LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Article V thereof.

1.7           Adjustments.  If an LTIP Unit Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain the same correspondence between Common Units and LTIP Units as existed prior to such LTIP Unit Adjustment Event.  The following shall be “LTIP Unit Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one LTIP Unit Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every LTIP Unit Adjustment Event as if all LTIP Unit Adjustment Events occurred simultaneously.  If the Partnership takes an action affecting the Common Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the correspondence between Common Unit and LTIP Units as existed prior to such action, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence.  If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

1.8           Right to Convert LTIP Units into Common Units.

(a)           Conversion Right.  A holder of LTIP Units shall have the right (the “LTIP Unit Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units the Book-Up Target of which is zero into Common Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership an LTIP Unit Conversion Notice conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units the Book-Up Target of which is zero into Common Units shall be subject to the conditions and procedures set forth in this Section 1.8.

(b)           Number of Units Convertible.  A holder of Vested LTIP Units may convert such Vested LTIP Units the Book-Up Target of which is zero into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7.

(c)           Notice.  In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (an “LTIP Unit Conversion Notice”) in the form attached as Exhibit E to the Agreement not less than 10 nor more than 60 days prior to a date (the “LTIP Unit Conversion Date”) specified in such LTIP Unit Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 1.8 shall be free and clear of all liens. Notwithstanding anything herein to the contrary (but subject to Article VIII of the Agreement), a holder of LTIP Units may deliver an Exchange Notice pursuant to Section 8.05 of the Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the LTIP Unit Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership’s redemption obligation with respect to such Common Units under Article VIII of the Agreement by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

1.9           Forced Conversion.  The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units the Book-Up Target of which is zero held by a holder of LTIP Units to be converted (a “LTIP Unit Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 1.7. In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a notice (a “LTIP Unit Forced Conversion Notice”) in the form attached as Exhibit F to the Agreement to the applicable holder not less than 10 nor more than 60 days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice. A Forced LTIP Unit Conversion Notice shall be provided in the manner provided in Section 13.01 of the Agreement.

1.10         Conversion Procedures.  Subject to any redemption of Common Units to be received upon the conversion of Vested LTIP Units, a conversion of Vested LTIP Units for which the holder thereof has given an LTIP Unit Conversion Notice or the Partnership has given a Forced LTIP Unit Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such

Person immediately after such conversion.

1.11         Treatment of Capital Account.  For purposes of making future allocations under Section 5.01(i) of the Agreement, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

1.12         Mandatory Conversion in Connection with a Capital Transaction.

(a)           If the Partnership, the General Partner or the Company shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Capital Transaction”), then the General Partner shall, immediately prior to the Capital Transaction, exercise its right to cause an LTIP Unit Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold at the Capital Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Capital Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction).

(b)           In anticipation of such LTIP Unit Forced Conversion and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Capital Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

(c)           Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Capital Transaction to be consistent with the provisions of this Section 1.12 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Capital Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Capital Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

1.13         Redemption at the Option of the Partnership.  LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from (i) repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units or (ii) from exercising its LTIP Unit Forced Conversion right.

1.14         Voting Rights.  Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of Partnership Units upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest represented by each Common Unit.

1.15         Special Approval Rights.  Except as provided in Section 1.14 above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 1.15. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions: (i) no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the Common Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as expressly provided for in the Agreement, in accordance with Section 1.14 above); (ii) with respect to any merger, consolidation or other business combination or reorganization, so long as either (w) the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction, (x) the holders of LTIP Units either will receive, or will have the right to elect to receive, for each LTIP Unit an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid to a holder of one Common Unit in consideration of one Common Unit pursuant to the terms of such transaction, (y) the LTIP Units remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, the LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for U.S. federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the LTIP Units in any respect, which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units and LTIP Units voting together as a single class pursuant to Section 1.14 above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders.

1.16         The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

EXHIBIT E

Notice of Election by Partner to Convert LTIP Units into Common Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Behringer Harvard Operating Partnership I LP (the “Partnership”) set forth below into Common Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.  The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other Person other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Medallion Guarantee:

E-1

EXHIBIT F

Notice of Election by Partnership to Force Conversion
of LTIP Units into Common Units

Behringer Harvard Operating Partnership I LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

F-1